                                                                   Exhibit 10.10

                                                                  Execution Copy

                       AMENDMENT NO. 4 TO CREDIT AGREEMENT

          THIS AMENDMENT NO. 4 TO CREDIT AGREEMENT (this "Agreement"), dated as of March 30, 2007 among DYNAMIC DETAILS, INCORPORATED, a California corporation ("Details"); DYNAMIC DETAILS CANADA, CORP., a Nova Scotia unlimited liability company ("Canada") and DDI CANADA ACQUISITION CORP., an Ontario corporation ("DDI Canada") (Canada and DDI Canada are collectively referred to herein as "Borrowers" and individually, a "Borrower"), the other Credit Parties signatory hereto and GE CANADA FINANCE HOLDING COMPANY, a Nova Scotia unlimited liability company, for itself, as Lender, and as Agent for Lenders.

RECITALS:

A. The parties hereto have entered into the Credit Agreement dated as of June 30, 2004 among Borrowers, the other Credit Parties, Agent and Lenders, as amended by Amendment No. 1 to Credit Agreement dated as of June 20, 2005, as amended by Amendment No. 2 to Credit Agreement dated as of November 8, 2005 and as amended by Amendment No. 3 to Credit Agreement dated as of October 20, 2006 (collectively, the "Credit Agreement"), pursuant to which Lenders established revolving credit facilities in favour of Borrowers of up to Forty Million US Dollars ($40,000,000) for financing of Borrowers' ordinary working capital, general corporate needs and such other purposes permitted under the Credit Agreement; capitalized terms used in this Agreement and not otherwise defined in this Agreement shall have the meanings ascribed to them in the Credit Agreement; and

B. Each Borrower has secured all of its obligations under the Loan Documents by granting to Agent, for the benefit of itself and other Lenders, a security interest in and lien upon, all of its existing and after-acquired personal and real property; and

C. The Credit Parties other than Borrowers guaranteed the obligations of Borrowers under the Loan Documents and secured all of their obligations under the Loan Documents (including their obligations under their guarantees of the obligations of Borrowers under the Credit Agreement) by granting to Agent, for the benefit of itself and other Lenders, a security interest in and lien upon substantially all of their existing and after acquired personal and real property; and

D The Borrower and the other Credit Parties have requested that the Lenders reduce the revolving credit facilities extended to Borrowers under the Credit Agreement from Forty Million US Dollars ($40,000,000) to Twenty-Five Million US Dollars ($25,000,000), and the Lenders have agreed to reduce the revolving credit facilities extended to Borrowers under the Credit Agreement on the terms and conditions set forth in this Agreement; and

E. Contemporaneously with the effectiveness of the amendments contemplated by this Agreement, the US Credit Agreement is to be amended and restated pursuant to an amended and restated credit agreement among the parties to the US Credit Agreement (the "Amended and Restated US Credit Agreement") to, among other things, reduce the revolving credit facilities established thereunder from US$40,000,000 to US$25,000,000; and

F. In order to give effect to the foregoing, Borrowers, Agent and Lenders have agreed to amend the Credit Agreement on the terms and conditions set forth herein, and the other Credit Parties have agreed to consent to the amendments contemplated by this Agreement; and

G. These Recitals shall be construed as part of this Agreement.

          NOW THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. REFERENCES. Unless otherwise expressly stated herein, all references in this Agreement to clauses, Sections, Articles, Exhibits, Annexes and Schedules are references to clauses, Sections, Articles, Exhibits, Annexes and Schedules of or to the Credit Agreement.

2. REDUCTION OF COMMITMENTS. Subject to the satisfaction of the conditions set forth in Section 4 below, Lenders hereby agree to reduce the Revolving Loan Commitments from Forty Million US Dollars ($40,000,000) to Twenty-Five Million US Dollars ($25,000,000).

3. AMENDMENTS TO CREDIT AGREEMENT. Subject to the satisfaction of the conditions set forth in Section 4 below, and to give effect to the reduction of the Revolving Loan Commitments contemplated by Section 2 hereof, the Credit Agreement is hereby amended as follows:

(1) Section 1.5(a) of the Credit Agreement is hereby deleted and replaced with the following:

     (a) Borrowers shall pay interest to Agent, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates:
     (i) with respect to the Revolving Credit Advances, the Index Rate plus the Applicable Revolver Index Margin per annum or, at the election of Borrower Representative, the applicable LIBOR Rate plus the Applicable Revolver LIBOR Margin per annum; and (ii) with respect to the Swing Line Loan, the Index Rate plus the Applicable Revolver Index Margin per annum.

          The Applicable Margins are as follows:

          Applicable Revolver Index Margin   0.00%
          Applicable Revolver LIBOR Margin   1.50%
          Applicable L/C Margin              1.50%

(2) Each of the definitions of the defined terms "Commitments" and "Revolving Loan Commitment" in Annex A (Definitions) of the Credit Agreement, Exhibit 1.1(a)(iii), Exhibit 1.1(b)(ii) is amended to change (A) each reference therein to "Forty Million Dollars" to "Twenty-Five Million Dollars", and (B) each reference therein to "$40,000,000" to "$25,000,000".

(3) The definition of "Commitment Termination Date" in Annex A (Definitions) of the Credit Agreement is hereby amended by deleting "March 30, 2007" and substituting therefor "March 30, 2010".

(4) The definition of "EBITDA" in Annex A (Definitions) of the Credit Agreement is amended by (a) deleting the words "Loan documents" in the twentieth line of such definition and substituting therefor "Loan Documents" and (b) deleting the typographical error "ad" in the twenty-first line of such definition and substituting therefore "and".

(5) The definition of "Liquidity" in Annex A (Definitions) of the Credit Agreement is amended by inserting the words "(which for purposes of clarity shall represent cash on a net balance basis)" after the words "US Borrowers' Deposit Accounts" in the first line of such definition.

(6) The definition of "US Credit Agreement" in Annex A (Definitions) of the Credit Agreement is hereby deleted and replaced with the following:

     "US Credit Agreement" means that certain Amended and Restated Credit Agreement dated as of March 30, 2007 among US Borrowers, the other Credit Parties, US Agent and US Lenders, as such agreement may be further amended, restated, modified or substituted from time to time.

(7) Clause (g) of Annex E (Financial Statements and Projections - Reporting) of the Credit Agreement is amended by deleting the words "their becoming available" in the first line of such definition and substituting therefor "Agent's request therefor".

(8) Clause (m) of Annex E (Financial Statements and Projections - Reporting) of the Credit Agreement is hereby deleted and replaced with the following:

     (m) Good Standing Certificates. At Agent's request, which shall not be more than once during each calendar quarter in the absence of a Default or Event of Default, each Borrower and Subsidiary Guarantor shall, unless Agent shall otherwise consent, provide to Agent a certificate of good standing from its jurisdiction of organization.

(9) Clause (o) of Annex E (Financial Statements and Projections - Reporting) of the Credit Agreement is hereby deleted in its entirety.

(10) Clause (a) of Annex F (Collateral Reports) of the Credit Agreement is amended by adding immediately after "on the fifth Business Day of each Fiscal Month" in the second line of such Clause (a) the following words "or, for so long as no Default or Event of Default has occurred and is continuing and the aggregate Revolving Loan and US Revolving Loan balance is $0, on the 15th Business Day of each Fiscal Month".

(11) Clause (a)(ii) of Annex F (Collateral Reports) of the Credit Agreement is amended by (a) deleting the words "trial balance showing" in the first line of such Clause (a)(ii) and replacing it with the following "listing of" and (b) deleting the word "invoice" in the second line of such Clause (a)(ii) and replacing it with the following "due".

(12) Clause (b)(i) of Annex F (Collateral Reports) of the Credit Agreement is amended by deleting the words "trial balance" in the first line of such Clause
(b)(i) and replacing it with the following "Receivable listing".

(13) Clause (c) of Annex F (Collateral Reports) of the Credit Agreement is amended by deleting the words "at the time of delivery of each of the quarterly Financial Statements delivered pursuant to Annex E" in the first line of such Clause (c) and replacing it with the following "upon Agent's request".

(14) Annex G of the Credit Agreement is hereby deleted and replaced by the new Annex G attached hereto.

(15) Annex I of the Credit Agreement is hereby deleted and replaced by the new Annex I attached hereto.

(16) Annex J of the Credit Agreement is hereby deleted and replaced by the new Annex J attached hereto.

4. CONDITIONS PRECEDENT TO EFFECTIVENESS. This Agreement shall become effective on the date upon which each of the following conditions is satisfied:

     (a) Amendment No. 4 to Credit Agreement. Agent shall have received this Agreement or counterparts hereof duly executed and delivered by Borrowers, each other Credit Party, the Agent and the Lenders and the representations and warranties in Section 5 hereof shall be true and correct on and as of such date.

     (b) Amended and Restated Credit Agreement. The Amended and Restated US Credit Agreement shall have been executed and delivered by all parties thereto and all conditions to effectiveness thereunder shall have been satisfied or waived in accordance with the conditions thereof, and the Agent shall have received a fully executed copy of the Amended and Restated US Credit Agreement.

     (c) Resolution. Agent shall have received such documents and certificates as Agent or its counsel may reasonably request relating to the authorization of and any other legal matters relating to each Borrower, the other Credit Parties, this Agreement, the transactions contemplated hereby and the Credit Agreement as amended hereby, including certified copies of the resolutions of the directors or shareholders of each Borrower authorizing the execution, delivery and performance of this Agreement.

     (e) Other Documents. Agent shall have received such other documents as Agent and Lenders may reasonably request.

5. REPRESENTATIONS. Each Credit Party represents and warrants to Lenders and Agent that, as of the date hereof:

     (a) This Agreement has been duly authorized, executed and delivered by it, and this Agreement and the Credit Agreement, as amended hereby, constitutes legal, valid and binding obligations and are enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditor's rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

     (b) Upon the effectiveness of this Agreement, each Credit Party hereby confirms that the representations and warranties made by it in the Credit Agreement and the Collateral Documents are true and correct on and as of such date, except to the extent that such representation or warranty expressly relates to an earlier date.

     (c) Such Credit Party is in full compliance with its covenants in the Credit Agreement and the Collateral Documents, and no Default or Event of Default has occurred and is continuing on the date hereof after giving effect to the amendments set forth herein.

6. CREDIT AGREEMENT IN EFFECT. Except as specifically stated herein, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof and is hereby ratified and confirmed.

7. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT. After this Agreement becomes effective as provided herein, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein", "hereto", "hereby" and similar expressions, and each reference to "the Credit Agreement" and "the Agreement" in any Schedule or Annex to the Credit Agreement and, unless the context otherwise requires, any Collateral Documents shall mean and refer to the Credit Agreement, as amended by this Agreement.

8. CONFIRMATION OF GUARANTEES AND SECURITY. Each Credit Party other than Borrowers acknowledges, confirms and agrees that the guarantee executed by such Credit Party to and in favour of Agent on behalf of itself and other Lenders in support of the obligations of Borrowers under the Credit Agreement and the other Loan Documents (collectively, the "Guarantees") remains in full force and effect, unamended and supports the repayment of the Loans, as amended hereunder. In addition, each Credit Party (including Borrowers) acknowledges, confirms and agrees that (i) all security granted by each Credit Party to and in favour of Agent on behalf of itself and other Lenders as security for the obligations of such Credit Party under the Credit Agreement (including the Guarantees) and the other Loan Documents to which it is a party (collectively, the "Credit Party Security") remains in full force and effect, unamended, and the security interests, mortgages, charges, liens, assignments, transfers and pledges granted by each Credit Party in favour of Agent on behalf of itself and other Lenders pursuant to the Credit Party Security continue to secure and extend to all debts, liabilities and obligations of such Credit Party to Agent and Lenders (including the Guarantees), whether direct or indirect, absolute or contingent, present or future, pursuant to, arising out of, or in connection with, the Credit Agreement (as amended hereby) and the other Loan Documents to which such Credit Party is a party; and (ii) the Guarantees and the Credit Party Security are all hereby ratified and confirmed.

9. APPLICABLE LAW. This Agreement shall be construed in accordance with and governed by the laws of Ontario and the laws of Canada applicable therein.

10. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which, when taken together, shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be as effective as delivery of a manually executed counterpart of this Agreement.

11. EXPENSES. Borrower agrees to reimburse Agent for its out-of-pocket expenses in connection with this Agreement, including the reasonable legal fees and disbursements of Blake, Cassels & Graydon LLP, counsel for Agent.

              [BALANCE OF PAGE LEFT BLANK; SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties hereto have caused this First Amendment Agreement to be duly executed by their respective authorized officers as of the date first above written.

                                        DYNAMIC DETAILS CANADA, CORP.


                                        By: /S/ KURT E. SCHEUERMAN
                                            ------------------------------------
                                        Name: Kurt E. Scheuerman
                                        Title: Vice President


                                        DDI CANADA ACQUISITION CORP.


                                        By: /S/ KURT E. SCHEUERMAN
                                            ------------------------------------
                                        Name: Kurt E. Scheuerman
                                        Title: Vice President


                                        GE CANADA FINANCE HOLDING COMPANY,
                                        as Agent and Lender


                                        By: /S/ PHILIP CARFORA
                                            ------------------------------------
                                            Duly Authorized Signatory

                  Signature Page to First Amendment Agreement

The following Persons are signatories to this Amendment No. 4 to Credit Agreement in their capacity as Credit Parties and not as Borrowers.

DYNAMIC DETAILS, INCORPORATED           DYNAMIC DETAILS, INCORPORATED, VIRGINIA


By: /S/ SALLY L. GOFF                   By: /S/ SALLY L. GOFF
    ---------------------------------       ------------------------------------
Name: Sally L. Goff                     Name: Sally L. Goff
Title: Vice President & Chief           Title: Vice President & Chief Financial
       Financial Officer                       Officer


DYNAMIC DETAILS INCORPORATED, SILICON   DDi SALES CORP.
VALLEY


By: /S/ SALLY L. GOFF                   By: /S/ SALLY L. GOFF
    ---------------------------------       ------------------------------------
Name: Sally L. Goff                     Name: Sally L. Goff
Title: Vice President & Chief           Title: Vice President & Chief Financial
       Financial Officer                       Officer


DYNAMIC DETAILS TEXAS, LLC              DDi-TEXAS INTERMEDIATE PARTNERS II,
                                        L.L.C.

By: /S/ SALLY L. GOFF
    ---------------------------------   By: /S/ SALLY L. GOFF
Name: Sally L. Goff                         ------------------------------------
Title: Vice President & Chief           Name: Sally L. Goff
       Financial Officer                Title: Vice President & Chief Financial
                                               Officer

DDi-TEXAS INTERMEDIATE HOLDINGS II,
L.L.C.                                  DYNAMIC DETAILS INCORPORATED,
                                        COLORADO SPRINGS

By: /S/ SALLY L. GOFF
    ---------------------------------   By: /S/ SALLY L. GOFF
Name: Sally L. Goff                         ------------------------------------
Title: Vice President & Chief           Name: Sally L. Goff
       Financial Officer                Title: Vice President & Chief Financial
                                               Officer


DDi CORP.                               DDi CAPITAL CORP.


By: /S/ SALLY L. GOFF                   By: /S/ SALLY L. GOFF
    ---------------------------------       ------------------------------------
Name: Sally L. Goff                     Name: Sally L. Goff
Title: Vice President & Chief           Title: Vice President & Chief Financial
       Financial Officer                       Officer

                  Signature Page to First Amendment Agreement

DDi INTERMEDIATE HOLDINGS CORP.         DYNAMIC DETAILS, L.P.

                                        By: DDi-TEXAS INTERMEDIATE PARTNERS II,
                                            L.L.C., its General Partner


By: /S/ SALLY L. GOFF                   By: /S/ SALLY L. GOFF
    ---------------------------------       ------------------------------------
Name: Sally L. Goff                     Name: Sally L. Goff
Title: Vice President & Chief           Title: Vice President & Chief Financial
       Financial Officer                       Officer


LAMINATE TECHNOLOGY CORP.





By: /S/ SALLY L. GOFF
    ---------------------------------
Name: Sally L. Goff
Title: Vice President & Chief
       Financial Officer


SOVEREIGN CIRCUITS, INC.                SOVEREIGN FLEX PRODUCTS LLC

                                        By: SOVEREIGN CIRCUITS, INC.
By: /S/ SALLY L. GOFF                   Its Sole Member
    ---------------------------------
Name: Sally L. Goff
Title: Vice President & Chief           By: /S/ SALLY L. GOFF
       Financial Officer                    ------------------------------------
                                        Name: Sally L. Goff
                                        Title: Vice President & Chief Financial
                                               Officer

                  Signature Page to First Amendment Agreement

                             ANNEX G (SECTION 6.10)
                                       TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

                               FINANCIAL COVENANTS

     At any time, and from time to time, commencing as of any date when Liquidity is less than $7,500,000 (the "Liquidity Trigger Event"), and for a period of 90 days following such time (each such 90 day period at any time and from time to time being a "Liquidity Trigger Period"), Borrowers shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP consistently applied:

     (a) Maximum Capital Expenditures. Details and its Subsidiaries on a consolidated basis shall not make Capital Expenditures during the following periods that exceed in the aggregate the amounts set forth opposite each of such periods:

               Period                  Maximum Capital Expenditures
               ------                  ----------------------------
Fiscal Year ending 12/31/07 and each
       Fiscal Year thereafter                   $13,000,000

     (b) Minimum Fixed Charge Coverage Ratio. Details and its Subsidiaries shall have on a consolidated basis at the end of each Fiscal Quarter, beginning with the Fiscal Quarter ending June 30, 2007, a Fixed Charge Coverage Ratio for the 12-month period then ended of not less than 1.10:1.0.

     At the end of such Liquidity Trigger Period, during such time Borrowers achieve and maintain average Liquidity in excess of $7,500,000 (the "Liquidity Resolution") for a period of 30 consecutive days commencing no earlier than the 60th day after the applicable 90 day Liquidity Trigger Period (for purposes of clarity, such 30 day look back period may include consecutive preceding days of such Liquidity Trigger Period, and is referred to herein as the "30 Day Look Back Period"), the financial covenants set forth in this Annex G will be suspended temporarily as of the next Fiscal Quarter occurring after the expiration of the Liquidity Trigger Period and such 30 Day Look Back period, subject however to reinstatement of such obligations at any time when Liquidity is less than $7,500,000.

     For purposes of clarity, and by way of example, if a Liquidity Trigger Event shall occur on April 15, 2007, the first Liquidity Trigger Period shall be from April 15, 2007 through and including July 14, 2007, during which time all financial covenants above must be complied with by Borrowers. If Borrowers achieve the Liquidity Resolution on July 14, 2007 by achieving and maintaining average Liquidity in excess of $7,500,000 from June 15, 2007 through and including July 14, 2007 (which time period would be the 30 Day Look Back Period), Borrowers shall not breach or fail to comply with any of the preceding obligations to comply with financial covenants at all times from the first day of the Liquidity Trigger Period (which in this example is April 15, 2007) through and including the quarter ending September 30, 2007. If on September

30, 2007 (i) a Liquidity Trigger Event has not occurred as of such date and (ii) no Default or Event of Default has occurred (including, without limitation, a breach of the foregoing financial covenants as tested on September 30, 2007), the financial covenants set forth in this Annex G will be temporarily suspended as of the next Fiscal Quarter ended December 31, 2007. If either of clauses (i) or (ii) of the preceding sentences are not met on September 30, 2007, the financial covenants set forth in this Annex G will be tested for the Fiscal Quarter ended December 31, 2007.

     In addition, it is understood and agreed that upon the occurrence of any subsequent Liquidity Trigger Event, the provisions of this Annex G shall once again govern (i.e., the financial covenants set forth in this Annex G will be tested for the next Fiscal Quarter and thereafter in the manner as described above and for the periods described above)

     Unless otherwise specifically provided herein, any accounting term used in the Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. If any "Accounting Changes" (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in the Agreement or any other Loan Document, then Borrowers, Agent and Lenders agree to enter into negotiations in order to amend such provisions of the Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Borrowers' and their Subsidiaries' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided, that the agreement of Requisite Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders. "Accounting Changes" means (i) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by (A) the Financial Accounting Standards Board of the American Institute of Certified Public Accountants, as applicable, or (B) the Canadian Institute of Chartered Accounts (or, in either case, any successor thereto or any agency with similar functions), (ii) changes in accounting principles concurred in by any Borrower's certified public accountants; (iii) purchase accounting adjustments under A.P.B. 16 or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (iv) the reversal of any reserves established as a result of purchase accounting adjustments. All such adjustments resulting from expenditures made subsequent to March 30, 2007 (including capitalization of costs and expenses or payment of pre-March 30, 2007 liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period. If Agent, Borrowers and Requisite Lenders agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in the Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If Agent, Borrowers and Requisite Lenders cannot agree upon the required amendments within 30 days following the date of implementation of any Accounting Change, then all Financial Statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change. For purposes of SECTION 8.1, a breach of a Financial Covenant contained in this ANNEX G shall be deemed to have occurred as of any date of determination by Agent or as of the last day of any specified measurement period, regardless of when the Financial Statements reflecting such breach are delivered to Agent.

                             ANNEX I (SECTION 11.10)
                                       TO
                      AMENDED AND RESTATED CREDIT AGREEMENT
                                NOTICE ADDRESSES

(A)  If to Agent or GE Capital Canada, at
     c/o GE Capital Commercial Finance, Inc.
     299 Park Avenue
     New York, NY 10171
     Attention: Account Manager (DDi)
     Facsimile: (646) 428-7094
     Telephone: (212) 309-8772

     with copies to:

     Winston & Strawn LLP
     200 Park Avenue
     New York, NY 10166
     Attention: Susan Berkwitt, Esq.
     Facsimile: (212) 294-4700
     Telephone: (212) 294-6703

     and

     General Electric Capital Corporation
     201 Merit 7
     Norwalk, Connecticut 06851
     Attention: Corporate Counsel-Commercial Finance
     Facsimile: (203) 956-4001
     Telephone: (203) 956-4710

(B)  If to any Credit Party, to Borrower Representative at
     Dynamic Details, Incorporated
     1220 Simon Circle
     Anaheim, CA 92808
     Attention: Sally F. Goff
     Facsimile: (714) 688-7627
     Telephone: (714) 688-7222

     With copies to:

     Dynamic Details, Incorporated
     1220 Simon Circle
     Anaheim, CA 92808
     Attention: Kurt Scheuerman
     Facsimile: (714) 688-7644
     Telephone: (714) 688-7206

     and

     Paul Hastings
     Janofsky & Walker LLP
     695 Town Center Drive
     17th Floor
     Costa Mesa, California 92626
     Attention: Catherine P. Patton, Esq.
     Facsimile: (714) 668-6425
     Telephone: (714) 668-6200

                 ANNEX J (FROM ANNEX A - COMMITMENTS DEFINITION)

                                       TO

                                CREDIT AGREEMENT

Lender(s):

GE Canada Finance Holding Company
Revolving Loan Commitment
(including a Swing Line Commitment
of US$4,000,000 or the Equivalent
Amount in Canadian Dollars):         US$25,000,000 (or the Equivalent Amount in
                                     Canadian Dollars